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                            HILTON HOTELS CORPORATION
                                     BY-LAWS
                           (AS AMENDED JULY 18, 1996)

                                REGISTERED OFFICE

     1. The registered office of Hilton Hotels Corporation in the State of Delaware shall be identical to the office of the Corporation's registered agent in the City of Dover, County of Kent. The name of the Corporation's registered agent in Delaware is United States Corporation Company, with offices currently at 32 Lookerman Square, Suite L-100, Dover, Delaware or such other location as it may select in the future.

     2. The Corporation may also have an office or offices at such other places within and without the State of Delaware as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                      SEAL

     3. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware 1946." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                             STOCKHOLDERS' MEETINGS

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     4.   The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on such date, and at such time and place within or without the State of Delaware as may be designated by the Board of Directors. If the Board of Directors shall take no action to the contrary, the annual meeting of stockholders shall be held on the first Thursday in May in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00 o'clock a.m., when they shall elect by a plurality vote, by ballot, a Board of Directors, and transact such other business as may properly be brought before the meeting.

                         NOTICE OF STOCKHOLDER BUSINESS

     5. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a


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stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days prior to the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this By-Law. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this By-Law, and if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     6. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the


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Certificate of Incorporation or by these By-Laws.  In the absence of a quorum, a majority in interest of the stockholders entitled to vote present in person or by proxy, or, if no stockholders entitled to vote are present in person or by proxy, any officer entitled to act as secretary of such meeting, may adjourn the meeting from time to time until a quorum shall be present.

     7. Directors shall be chosen by a plurality of the votes cast at the election.

     8. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in each such stockholder's name on the books of the Corporation, and except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of Directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of Directors.


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     9.   Written notice of the annual meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the stock books of the Corporation, at least ten days prior to the meeting.

     10. A complete list of the stockholders entitled to vote at the ensuing election arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary and filed in the office where the election is to be held, at least ten days before every election, and shall at all times be open to the examination of any stockholder during the usual hours for business for a purpose germane to the meeting and during the whole time of said election.

     11. Written notice, signed by the Chairman of the Board, the President, any Vice President, the Secretary or the Assistant Corporate Secretary or an Assistant Secretary, of every meeting of stockholders stating the purpose or purposes for which the meeting is called, and the date and time, and the place where it is to be held shall be delivered either personally or by mail, to each stockholder entitled to vote at such meeting not less than ten nor more than fifty days before the meeting, except as otherwise provided by statute. If mailed, such notice shall be directed to a stockholder at such stockholder's address as it shall appear on the stock books of the Corporation, unless such stockholder shall have filed with the Secretary a written request that notices


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intended for such stockholder be mailed to some other address, in which case it shall be mailed to the address designated in such request.

     12. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside or act as secretary of such meeting, may adjourn the meeting from time to time until a quorum shall be present.

     13. The Board of Directors may appoint judges of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

                               STOCKHOLDER ACTION

     14. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not


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be effected by any consent in writing by such holders.  Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Special meetings may be held on such date, and at such time and place within or without the State of Delaware as the Chairman of the Board or the Board of Directors, whomever has called the meeting, shall direct.

                               BOARD OF DIRECTORS

     15. (a) NUMBER, ELECTION AND TERMS. Except as otherwise fixed by or pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of the Directors of the Corporation shall be twelve. Directors need not be stockholders. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of


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Directors of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1986, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, with each Director to hold office until his or her successor is duly elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     (b) NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the


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full term of the class of Directors in which the new directorship was created or the vacancy occurs and until such Director's successors shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     (c) REMOVAL. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, with or without cause, only by the affirmative vote of the holders of 75% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

     (d) RESIGNATION. Any Director may resign at any time giving written notice of such resignation to the Board of Directors, Chairman of the Board, the President, any Vice President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.


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                              MEETINGS OF THE BOARD

     16. The first meeting of each newly elected Board shall be held at such time and place, either within or without the State of Delaware, as shall be fixed by notice to be given by the Secretary of the Corporation, or at such place and time as shall be fixed by notice to be given by the Secretary of the Corporation, or at such place and time as shall be fixed by the consent in writing of all the Directors.

     The Directors may hold their meetings and keep the books of the Corporation, at such place (within or without the State of Delaware and California) as they may from time to time determine.

     Regular meetings of the Board may be held without notice at such time and place either within or without the State of Delaware as shall from time to time be determined by the Board.

     Special meetings of the Board may be called by the Chairman of the Board or the President on one day's notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board or the President or Secretary in like manner and on like notice on the written request of two Directors.


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     At all meetings of the Board of Directors when the whole Board consists of an odd number of Directors, a majority of the whole Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and when the whole Board of Directors consists of an even number of Directors, one-half of the number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by a statute or by the Certificate of Incorporation or by these By-Laws.

     17. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

                             COMMITTEES OF DIRECTORS

     18. The Board of Directors may, by resolution or resolutions passed by the vote of a majority of the whole Board of Directors in favor thereof, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall


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have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Vacancies in the membership of any committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.

     The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

                            COMPENSATION OF DIRECTORS

     19. Each Director who is not also an officer of the Corporation shall receive such stated annual stipend and such allowance for attendance at each regular or special meeting of the Board or any special or standing committee as shall be fixed from time to time by resolution of the Board, and the expenses of attendance at any such meeting by each Director shall be borne by the Corporation.


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                           OFFICERS OF THE CORPORATION

     20. The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer and such other officers or agents to hold such offices, with such titles, for such period and have such authority and perform such duties as the Board of Directors may provide by resolution. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

     21. The salaries of all officers and agents of the Corporation shall be fixed by the Personnel and Compensation Committee of the Board of Directors.

     22. The officers of the Corporation shall hold office until their successors are chosen and qualified in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.


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                POWERS AND DUTIES OF OFFICERS OF THE CORPORATION

     23. Subject to any resolution of the Board of Directors which may specify otherwise, the powers and duties of the various officers of the Corporation shall be as follows:

     The Chairman of the Board of Directors, shall preside at all meetings of the Board of Directors, the stockholders and the Executive Committee.

      In the absence or incapacity of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors, the stockholders and the Executive Committee.

     The President shall be the chief executive officer of the Corporation. Subject to the authority of the Board of Directors, the President shall be responsible for the general management of the business of the Corporation and shall be responsible for implementing the policies and programs of the Board of Directors. The President shall have the power to appoint such agents and employees as in the President's judgment may be necessary or proper for the transaction of the business of the Corporation, and shall determine their duties and recommend their compensation. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed and except


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where the signing and execution thereof shall be expressly delegated by the
Board of Directors to some other officer or agent of the Corporation. The President shall report to the Board of Directors through the Chairman of the Board.

     The Executive Vice Presidents and the Senior Vice Presidents shall perform such duties as may be delegated or prescribed by the President, the Board of Directors or the Executive Committee of the Corporation.

     The Vice Presidents shall perform such duties and have such powers as are from time to time prescribed by the Board of Directors or Executive Committee or as delegated by the President.

     The Secretary shall attend all sessions of the Board and all meetings of the Stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or President, who shall supervise the Secretary. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the Secretary's signature or by


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the signature of the Treasurer or the Assistant Corporate Secretary or an
Assistant Secretary.

     The Assistant Corporate Secretary, or the Assistant Secretaries in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

     The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at regular meetings of the Board, or whenever they may require an account of all the Treasurer's transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of this office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or


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removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

     The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

                              CERTIFICATE OF STOCK

     24. Every holder of stock in a Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation, by the Chairman of the Board of Directors or the President, and attested by the Secretary of such Corporation, certifying the number of shares owned by the holder in such Corporation. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile, provided that the transfer agent's signature to such certificate may be a facsimile signature if the registrar's signature is manual. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it


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may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

                               TRANSFERS OF STOCK

     25. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                  RECORD DATES

     26. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing


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rights, notwithstanding the transfer of any such stock on the books of the
Corporation after any such record date fixed by the Board of Directors.

                             REGISTERED STOCKHOLDERS

     27. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                      LOST, DESTROYED OR STOLEN CERTIFICATE

     28. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed or stolen, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or stolen. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or stolen certificate or certificates, or his legal representative, to advertise the same in such manner as


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it shall require and give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, destroyed or stolen.

                                     CHECKS

     29. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

     30.  The fiscal year shall begin the first day of January in each year.

                                    DIVIDENDS

     31. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, as amended, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.


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     32.  Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may abolish any such reserve in the manner in which it was created.

                           DIRECTORS' ANNUAL STATEMENT

     33. The Board of Directors shall present at each annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

                             LIMITATION OF LIABILITY

     34. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General


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Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                                 INDEMNIFICATION

     35. (a)   ACTION, ETC. OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION.
The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, Agent (as hereinafter defined) against costs, charges and expenses (as hereinafter defined) (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an Agent in connection with such action, suit or proceeding, and any appeal therefrom, if Agent acted in good faith and in a manner Agent reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding -- whether by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent -- shall not, of itself, create a presumption that the Agent did not act in good faith and in a manner which the Agent reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the Agent's conduct was unlawful.


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     (b)  ACTION ETC., BY OR IN THE RIGHT OF THE CORPORATION.  The Corporation
shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by an Agent in connection with the defense or settlement of such action or suit and any appeal therefrom if the Agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of the Agent's duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or other such court shall deem proper.

     (c) DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under Paragraphs (a) and (b) of this Section (unless ordered by a court) shall be paid by the Corporation unless a determination is reasonably and promptly made (i) by the Board of


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Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

     (d) INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Section, to the extent that an Agent has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, the settlement of an action without admission of liability, or the defense of any claim, issue or matter therein, or on appeal from any such proceeding, action, claim or matter, such Agent shall be indemnified against all costs, charges and expenses incurred in connection therewith.

     (e) ADVANCES OF EXPENSES. Except as limited by Paragraph (f) of this Section, costs, charges and expenses (including attorneys' fees) incurred by an Agent in any action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, if


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the Agent shall undertake to repay such amount in the  event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or counsel at the time such determination is made, the Agent acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Board of Directors or independent legal counsel reasonably determines that the Agent deliberately breached such person's duty to the Corporation or its shareholders.

     (f) RIGHT OF AGENT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. Any indemnification under Paragraphs (a), (b) and (d) or advance under Paragraph (e) of this Section, shall be made promptly, and in any event within sixty days, upon the written request of the Agent, unless with respect to applications under Paragraphs (a), (b) or (e), a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested Directors that such Agent acted in a manner set forth in such Paragraphs as to justify the Corporation's not indemnifying or making an advance to the Agent. In the event no quorum of disinterested Directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Agent acted in the manner set forth in such Paragraphs as to justify the Corporation's not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this Section shall be enforceable by the Agent in any court of competent jurisdiction, if the Board of Directors or independent legal counsel denies the claim in whole or in part, or if no disposition of such claim is made within sixty days. The Agent's costs, charges and expenses incurred in connection with successfully establishing such person's right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

     (g) OTHER RIGHTS AND REMEDIES. The indemnification provided by this Section shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any law, by-law, or charter provision, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Section shall be deemed to be a contract between the Corporation and the Agent who serves in such capacity at any time while these By-Laws and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

     (h) INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

     (i)  PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

           (1) If a Change of Control (as hereinafter defined) shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that the Agent is entitled to indemnification under this Section if the Agent has submitted a request for indemnification in accordance with Paragraph (f) of this Section, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

     (2) If the person, persons or entity empowered or selected under Paragraph (f) of this Section to determine whether the Agent is entitled to indemnification shall not have made such determination within sixty days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Agent shall be entitled to such indemnification, absent (i) a misstatement by the Agent of a material fact, or an omission of a material fact necessary to make the Agent's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; PROVIDED, HOWEVER, that such sixty-day period may be extended for a reasonable time, not to exceed an additional thirty days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and PROVIDED, FURTHER, that the foregoing provisions of this Paragraph (i) shall not apply (a) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Paragraph (f) of this Section and if (A) within fifteen days after receipt by the Corporation of the request for such determination the Board of Directors has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy five days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty days after having been so called and such determination is made thereat, or (b) if the determination of entitlement to indemnification is to be made by independent counsel pursuant to Paragraph (f) of this Section.

     (3) The termination of any proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not (except as otherwise expressly provided in this Section) of itself adversely affect the right of the Agent to indemnification or create a presumption that the Agent did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that the Agent had reasonable cause to believe that such person's conduct was unlawful.

     (j) OTHER ENTERPRISES, FINES, AND AT CORPORATION'S REQUEST. For purposes of this Section, references to "other enterprise" in Paragraph (a) shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service by Agent as director, officer, employee, agent or fiduciary of the corporation which imposes duties on, or involves services by, such Agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

     (k) SAVINGS CLAUSE. If this Section or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, and any appeal therefrom, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated, and to the fullest extent permitted by applicable law.

     (l)  DEFINITIONS.  For the purposes of this Article:

           (1) "Agent" means any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation (other than a judicial action or suit brought by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to be a director, officer, employee, agent or fiduciary of the Corporation, or that, being or having been such a director, officer, employee, agent or fiduciary, he or she is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise.

     (2) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a proceeding.

     (3) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 5(f) of
Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest;
(ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of three consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

                          INTERESTED DIRECTORS; QUORUM

     36. Except as set forth in Article IX of the Certificate of Incorporation, no contract or transaction between the Corporation and one or more of its Directors or officers or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if:

     (a) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the Committee, and the Board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested Director or Directors; or

     (b) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors or a committee thereof, or the stockholders.

     Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                     NOTICES

     37. Whenever under the provisions of these By-Laws notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such Director or stockholder at such address as appears on the books of the Corporation, or, in default of other address, to such director or stockholder at the General Post Office in the City of

Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

     38. Whenever any notice is required to be given by a statute or the Certificate of Incorporation or the By-Laws of this Corporation, waiver there in writing signed by the person or persons entitled to such notice, whether signed before or after the time therein stated shall be deemed the equivalent to the giving of such notice, except that any alteration or repeal of these By-Laws or election of a Director to fill a vacancy or newly created directorship shall require actual notice given in accordance with these By-Laws.

                                BY-LAW AMENDMENTS

     39. Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these By-Laws, the Board of Directors may, by majority vote of those present at any meeting at which a quorum is present, amend these By-Laws, or enact such other

By-Laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

                  COMPLIANCE WITH THE NEW JERSEY CASINO CONTROL
                    ACT ("CASINO ACT") IF A SUBSIDIARY OF THE
                CORPORATION BECOMES A CASINO LICENSEE PURSUANT TO
                                 THE CASINO ACT.

     40. If the Corporation becomes, and so long as it remains, either a holding company or intermediary company as to the holder of a casino licensee pursuant to the New Jersey Casino Control Act, P.L. 1977, c. 110 (N.J.S. 5:12-1 et seq., "Casino Act"), all securities of the Corporation are held subject to the applicable provisions of the Casino Act. If a holder thereof is found to be disqualified by the New Jersey Casino Control Commission pursuant to the Casino Act, then such holder shall dispose of his interest in the Corporation.

                       NOMINATIONS OF DIRECTOR CANDIDATES

     41.  (a)  ELIGIBILITY TO MAKE NOMINATIONS.
Nominations of candidates for election as Directors of the Corporation at any meeting of stockholders calling for election of Directors, in whole or in part (an "Election Meeting"), may be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting.

     (b) PROCEDURE FOR NOMINATIONS BY THE BOARD OF DIRECTORS. Nominations made by the Board shall be made at a meeting of the Board, or by written consent of Directors in lieu of a meeting, not less than 30 days prior to the date of the Election Meeting. At the request of the Secretary of the Corporation each proposed nominee shall provide the Corporation with such information concerning such nominee as is required, under the rules of the Securities and Exchange Commission ("SEC"), to be included in the Corporation's proxy statement soliciting proxies for his election as a director.

     (c) PROCEDURE FOR NOMINATIONS BY STOCKHOLDERS. Not less than 60 days prior to the date of the Election Meeting any stockholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the Corporation setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee, and (iv) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such nominee.

     (d) SUBSTITUTION OF NOMINEES. In the event that a person is validly designated as a nominee in accordance with paragraph (b) or paragraph (c) hereof and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

     (e) DETERMINATION OF COMPLIANCE WITH PROCEDURES. If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

                          CONSENTS TO CORPORATE ACTION

     42. In the event of the delivery to the Company of a written consent or consents to corporate action purporting to be signed by or on behalf of holders of outstanding stock of the Company having not less than the number of votes that would be necessary to authorize or take the action specified therein, and/or related revocations, the Secretary or the Assistant Corporate Secretary or an Assistant Secretary shall provide for the safekeeping of the consent or consents and/or of revocations and shall conduct such reasonable investigation as he deems necessary or appropriate for the purpose of ascertaining whether the requisite vote has been obtained, and all matters incident thereto, including the validity of such consent or consents and/or revocations; PROVIDED, HOWEVER, that if the corporate action to which the consent or consents relate is the removal of one or more members of the Board, the Secretary or the Assistant Corporate Secretary or an Assistant Secretary shall designate two persons, who may or may not be stockholders but who shall not be members of the Board, to serve as Inspectors and such Inspectors shall discharge the functions of the Secretary hereunder. If after such investigation the Secretary or the Assistant Corporate Secretary or an Assistant Secretary or the Inspectors, as the case may be, shall determine that the requisite vote has been obtained, that fact shall be certified on the records of the Company kept for the purpose of recording the proceedings of meetings of stockholders, and the consent or consents and/or revocations shall be filed in such records, at which time said consent or consents shall become effective as stockholder action; PROVIDED, HOWEVER, that neither the Secretary, the Assistant Corporate Secretary, an Assistant Secretary nor the Inspectors, as the case may be, shall make such certification or filing, and the consent or consents shall not become effective as stockholder action, until the final termination of any proceedings which may have been commenced in the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for an adjudication of any legal issues incident to determining whether the requisite vote has been obtained, unless such Court shall determine that such proceedings are not being pursued expeditiously and in good faith.

     In conducting the investigation directed hereby, the Secretary or the Assistant Corporate Secretary or an Assistant Secretary or the Inspectors, as the case may be, may at the expense of the Company retain special legal counsel or other necessary and proper professional advisors, and such other personnel as may be necessary or appropriate, to assist them.